Exhibit 10.2
                                    AMENDMENT
                                       TO
                        PURCHASE AND ASSUMPTION AGREEMENT


         This Amendment ("Amendment") to the Purchase and Assumption Agreement ("Agreement") is entered into as of this 18th day of April, 2003 by and between MATRIX FINANCIAL SERVICES CORPORATION, an Arizona corporation ("Seller"), MATRIX CAPITAL BANK, a federal savings bank ("Parent"), and AMPRO MORTGAGE CORPORATION, a Delaware corporation ("Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

         WHEREAS, the loan production levels of the Acquired Division have increased to a level where the parties believe it is in the best interests of Seller to enter into the Countrywide Early Purchase Program (as defined below); and

         WHEREAS, the parties have determined, based on internal business considerations of Seller and Parent, not to expand the limits of the Warehouse Agreement; and

         WHEREAS, the parties desire to amend certain of the terms of the Agreement in accordance with, and as set forth in, this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment of Exhibit A-1. Exhibits A-1 of the Agreement shall be and hereby is amended to include (in addition to the contents of Exhibit A-1 immediately prior to the effective date of this Amendment) each of the additional bullet point items set forth below:

         o        all  fees,  costs  and  expenses  expressly  set  forth in the
                  Countrywide   Early  Purchase   Program  (as  defined  in  the
                  Operating Plan, as amended hereby);

         o if and only to the extent that the unpaid principal balance of all Mortgage Loans that are subject to the Warehouse Agreement at any particular time exceeds the sum of (A) $425,000,000 plus (B) any additional amounts as may be agreed to periodically (e.g., on a day-by-day basis or week-by-week basis, etc.) by Parent in its sole discretion in writing (the sum of (A) and (B) being referred to herein on each periodic basis as the "Warehouse Limit" for such period), then the interest rate payable by the Acquired Division under the Warehouse Agreement with respect to such excess Mortgage Loans (i.e., the portion of the Mortgage Loans in excess of the Warehouse Limit for that period) shall be deemed to be the weighted average coupon rate on all Mortgage Loans outstanding under the Warehouse Agreement for that particular period of time (for such period or date in question, the "WAC Rate"). For purposes of this provision, the agreement of Parent to accept a Warehouse Limit in excess of $425,000,000 for a period of time may be made only in a writing, which may include e-mail, executed by the President, CEO, CFO or COO of the Parent; and such writing must specify the period of time during which such additional Warehouse Limit in excess of $425,000,000 is effective (otherwise, such writing or agreement shall be ineffective for purposes of this provision). By way of example, if (C) the total unpaid principal balance of all loans that are subject to the Warehouse Agreement on May 1, 2003 is $475,000,000 and (D) through an e-mail from the CFO of Parent to the CFO of the Acquired Division, Parent has agreed that for May 1, 2003 only the Warehouse Limit for that day is $450,000,000, then the weighted average coupon rate on the $475,000,000 outstanding on May 1, 2003 shall be the interest rate payable by the Acquired Division with respect to the excess Mortgage Loans with unpaid principal balance of $25 million. Notwithstanding the foregoing, for the period from (E) the Initial Closing Date to the date through and including April 18, 2003, if and only to the extent that the unpaid principal balance of all Mortgage Loans that are or were the subject of the Warehouse Agreement exceeds $425,000,000, then the interest rate payable by the Acquired Division under the Warehouse Agreement with respect to such excess Mortgage Loans shall be deemed to be the WAC Rate and (F) for the days of April 19, 20, 21 and 22, no such excess shall be deemed to have existed (i.e., the Applicable-Covered Rate and not the WAC Rate shall be the applicable rate charged for such excess Mortgage Loans for those four days).

         o without limiting the generality of the foregoing, on any Mortgage Loans delivered to Countrywide under the Countrywide Early Purchase Program , the Applicable-Covered Rate (as defined in the Warehouse Agreement) in lieu of the rate charged to Seller under Section 7(a) of the Countrywide Early Purchase Program (which is the sum of (i) the applicable SRP Enhancement Percent plus (ii) the one month LIBOR rate);


         2. Amendment of Exhibit B. Exhibit B of the Agreement shall be and hereby is amended to add as a new sixth paragraph to Exhibit B the following:

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

                  Notwithstanding anything in the immediately previous paragraph to the contrary, the Acquired Division shall enter into that certain Early Purchase Program Addendum to Loan Purchase Agreement with Countrywide Home Loans, Inc. in an initial amount of $100,000,000 (the "Countrywide Early Payment Program"). The Acquired Division will use commercially reasonable efforts to use the financing available under the Warehouse Agreement before submitting loans for sale under the Countrywide Early Purchase Program. Purchaser hereby covenants and agrees that the Acquired Division shall not submit for sale any Mortgage Loans under the Countrywide Early Purchase Program unless at the time in question the unpaid principal balance of all Mortgage Loans subject to the Warehouse Agreement exceeds $420,000,000(or such lesser amount as has been made available at that time to the Acquired Division under the Warehouse Agreement less $5,000,000); provided that the Purchaser shall not be deemed to have violated or breached this covenant if the Executive Committee or the board of directors of Seller specifically directs in writing the Acquired Division to utilize the Countrywide Early Purchase Program notwithstanding the outstanding balance under the Warehouse Agreement at the time in question.

         3. Other Terms.

         (a) Purchaser hereby acknowledges and agrees that the execution, delivery and performance by Seller of the Countrywide Early Purchase Program shall not be deemed to be a breach of any representation, warranty, covenant or agreement on the part of Purchaser, Seller or Parent. Purchaser specifically consents to and approves of the Countrywide Early Purchase Program.

         (b) In addition to and without limiting the generality of the provisions of Section 7.2 of the Agreement, but subject to the terms and conditions set forth in the Agreement (other than those expressly amended by this Amendment), Purchaser shall indemnify and hold Seller and Parent, and their respective officers, directors, employees, agents and Affiliates (as defined in the Agreement) harmless against and in respect of, and shall reimburse each Indemnified Party (as defined in the Agreement) for, any and all Losses (as defined in the Agreement) arising out of, resulting from or relating to any breach or non-performance by the Acquired Division (through Seller) of any term, condition or provision of the Countrywide Early Purchase Program and/or the agreements and documents delivered in connection therewith. The foregoing indemnification shall not be subject to the "indemnification cap" specified in
Section 7.3(c) of the Agreement and shall be subject to the four (4) year limitations period specified in Section 7.3(b) of the Agreement. Notwithstanding the foregoing, the foregoing indemnification shall not apply and shall have no force and effect with respect to any particular indemnified event if the breach or non-performance by the Acquired Division results directly from an action or inaction on the part of the Acquired Division taken or not taken specifically at the written direction of the Executive Committee or the board of directors of Seller.

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

         4. No Other Terms Amended. Except to the extent expressly provided in
Section 1 of this Amendment, all terms of the Agreement shall remain in full force and effect and unaffected by the terms of this Amendment.

         5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]








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



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                      MATRIX FINANCIAL SERVICES CORPORATION


                                      By:______________________________
                                         Name:
                                         Title:

                                      MATRIX CAPITAL BANK


                                      By:______________________________
                                         Name:
                                         Title:

                                      AMPRO MORTGAGE CORPORATION



                                      By:______________________________
                                         Name:
                                         Title:








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